Exhibit 10.20

RESERVATION OF RIGHTS NOTICE

September 30, 2025

Via E-Mail and Courier Mail

Educational Development Corporation 5402 South

122nd East Avenue

Tulsa, OK 74146 Attention:

Craig White

E-mail: craig.white@edcpub.com

Re:	Notice of Default; Reservation of Rights

Ladies & Gentlemen:

Reference is made to that certain Credit Agreement dated as of August 9, 2022 (as amended, supplemented, restated or otherwise modified prior to the date hereof, the “Credit Agreement”), between Educational Development Corporation, a Delaware corporation (“Borrower”), and BOKF, NA dba Bank of Oklahoma (together with its successors and assigns, the “Lender”). Capitalized terms used but not otherwise defined herein will have the meanings set forth in the Credit Agreement.

Notice is hereby given that the following Events of Default have occurred and are continuing under the Loan Documents (collectively, the “Specified Defaults”): (1) Borrower’s failure to pay in full in cash the unpaid balance of the Term Loans on or before the Term Loan Maturity Date, and (2) Borrower’s failure to pay in full in cash all of the Secured Obligations arising out of the Revolving Loans on or before the Revolving Loan Maturity Date.

The Lender hereby notifies the Borrower that the Specified Defaults remain unwaived and continuing.

This letter confirms that the Lender has not waived the Specified Defaults, and the Lender expressly reserves all of its rights, powers, privileges and remedies under the Loan Documents, the UCC, applicable law or otherwise with respect to any Default or Event of Default (including, without limitation, the Specified Defaults) now existing or hereafter arising under the Credit Agreement or any of the other Loan Documents, including without limitation: (i) the right to demand immediate full payment of all loans and obligations owing under the Credit Agreement and the other Loan Documents; (ii) the right to demand payment and/or performance of the Guarantors (if any) as a result of the existence of the Specified Defaults; (iii) the right to demand payment of the Obligations at the default rate of interest set forth in the applicable Loan Documents; and (iv) the right to repossess and/or take other action with respect to any or all collateral, including the liquidation thereof pursuant to the security interest granted under the Credit Agreement and any other Loan Document. Without limitation of any of the foregoing regarding the Specified Defaults, there may be other, additional Defaults or Events of Default presently existing under the Credit Agreement and/or the other Loan Documents, and the failure to enumerate any such additional Defaults or Events of Default in this letter shall not be deemed to constitute a waiver of any rights or remedies of the Lender with respect thereto or any waiver thereof. The failure of Lender to exercise any such rights, powers, privileges and remedies is not intended, and shall not be construed, to be a waiver of any such Default or Event of Default (including, without limitation, the Specified Defaults). The Lender may elect to exercise any or all of its rights, at its sole option, at any time hereafter, without the necessity of any further notice, demand or other action on the part of the Lender. As a result of the occurrence and existence of the Specified Defaults, the Lender has no obligation to make any additional advances (or to issue or renew any letter of credits) under the Credit Agreement or otherwise.

Services provided by BOKF, NA

Nothing in this letter shall be deemed to amend or modify any provision of the Credit Agreement or any other Loan Document. All documents evidencing the obligations and all security interests under the Credit Agreement and the other Loan Documents remain in full force and effect. In addition, nothing contained in this letter or any delay by the Lender in exercising any rights, powers, privileges and remedies under the Credit Agreement, any other Loan Document, or applicable law with respect to the Specified Defaults or any other Defaults or Events of Default now existing or hereafter arising under the Credit Agreement or any of the other Loan Documents shall be construed as a waiver or modification of such rights, powers, privileges and remedies or indicate agreement on the part of the Lender to forbear from exercising any of its rights or remedies (including, without limitation, with respect to the Specified Defaults), except to the extent (if any) otherwise hereafter expressly agreed upon by the Lender in a subsequent written instrument. Any exercise of the Lender’s rights and remedies are cumulative, and may be now or hereafter exercised and enforced separately and/or concurrently, at the sole discretion of the Lender.

This letter is sent to the Borrower as a courtesy and is not an admission that any written notice is otherwise due to Borrower, nor shall this letter be deemed to constitute an election of remedies or a waiver of the Lender’s right to exercise any prejudgment or self-help rights or remedies which may now or hereafter be available to the Lender. This letter shall not entitle Borrower or any other Loan Party to any other or further notice or demand.

The holding of any discussions between or among any or all of the Lender, the Borrower, and/or any other Loan Party regarding the administration of the Loan Documents or proposals regarding amendments to, or modifications or restructurings of the Credit Agreement or any Loan Document shall not constitute any waiver of any Default or Event of Default (including, without limitation, the Specified Defaults), or an agreement to forbear from the exercise of the Lender’s rights and remedies under the Credit Agreement, any other Loan Document, or applicable law, nor shall it be construed as an undertaking by the Lender to continue such discussions or to enter into any such amendments, modifications or restructurings.

The Lender does not and has not hereby made any promise or commitment to the Borrower or to any other Loan Party, neither express nor implied, and the Lender has no obligation, to: (i) extend, renew or otherwise modify the terms or conditions of any of the Credit Agreement or any other Loan Document; or (ii) extend any other financial or other accommodation to the Borrower or any other Loan Party.

Very truly yours,

BOKF, NA DBA BANK OF OKLAHOMA

By:	/s/ Julie H. Chase
Name:	Julie H. Chase
Title:	Senior Vice President